UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015 (February 20, 2015)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2015, Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company”), notified the New York Stock Exchange (the “NYSE”) that, due to the resignation of independent trustee Thomas M. Bowers from the Company’s Board of Trustees (the “Board”) effective as of February 2, 2015, the Company had only four independent trustees serving on its now eight-member Board. Accordingly, the Board does not comply with Section 303A.01 of the NYSE Listed Company Manual, which requires that the board of trustees of a listed company be comprised of a majority of independent trustees. In addition, because Mr. Bowers was a member of the audit committee, the Company is not in compliance with Section 303A.07 of the NYSE Listed Company Manual, which requires that an audit committee must have a minimum of three members. The Company received a notice of such noncompliance from the NYSE on February 20, 2015.

In order to cure the deficiencies described in the previous paragraph, the Board has identified a candidate to replace Mr. Bowers and expects to appoint the new independent trustee in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: February 26, 2015	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary